UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2011

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1930 West Bluemound Road, Suite D, Waukesha, Wisconsin		53186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CHANGE IN OFFICERS

As previously reported in a Current Report on Form 8-K dated November 12, 2010, John P. Hickey, Jr. resigned as Chief Executive Officer of the Registrant, CIB Marine Bancshares, Inc. (the "Company"), effective January 31, 2011. Mr. Hickey will continue to serve as the Company’s Chairman of the Board. As also previously reported, effective January 31, 2011, Charles Ponicki assumed the duties of Chief Executive Officer of the Company after the receipt of all necessary approvals by regulatory agencies. Mr. Ponicki is serving as acting Chief Executive Officer of the Company’s wholly owned banking subsidiary, CIBM Bank, subject to receipt of final regulatory approval. Effective with these changes, the Board approved a reduction in Mr. Hickey’s base salary to $125,000 per year and an increase in Mr. Ponicki’s base salary to $230,000 per year.

ADOPTION OF COMPENSATORY PLAN

Effective January 31, 2011, the Company adopted a Management Bonus and Incentive Plan (the "Plan") in which Mr. Ponicki, the Company’s other named executive officers, and certain other members of senior management will be eligible to participate. The CEO and the other named executive officers will participate at the "Executive" level and other participating officers will participate at the "Senior" level.

Payouts under the Plan will be dependent upon two criteria: (i) the extent to which the Company meets or exceeds budgeted financial performance goals (i.e., core earnings, operating efficiency and asset quality), and (ii) the Company attaining certain strategic milestones (for example, removal of CIBM Bank’s existing Consent Order). Payments will be determined as a percentage of the participant’s base salary. The maximum payout under the foregoing criteria will be 50% of base salary for Executive participants and 25% of base salary for Senior participants. As the payouts under the Plan are dependent upon the future performance of the Registrant and other future events, the amount that will be payable to any one individual cannot be determined at this time.

All payouts under the Plan will be deferred until such time as the Company’s auditors deliver an unqualified audit opinion with respect to the Company’s financial statements.

The Plan also provides participants with a payout equal to 100% of base salary in the event of a change in control of the Company. This change-in-control feature, however, may not be implemented until the Company obtains approval of its banking regulators. The Company is in the process of requesting such regulatory approvals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

February 4, 2011	By:	Charles J. Ponicki

Name: Charles J. Ponicki
Title: President & CEO